UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 2, 2012

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.                      Regulation FD Disclosure.

At its National Success Training event in St. Louis on November 2, 2012, ViSalus intends to announce that its sales for the third quarter ended September 30, 2012 were approximately $169.9 million, an increase of $96.7 million, or 132%, from $73.2 million in sales for the third quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: November 2, 2012	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President & General Counsel